Exhibit 4.1

NUMBER

UFB

COMMON STOCK
NO PAR VALUE

United Financial Bancorp, Inc.

SHARES

COMMON STOCK
NO PAR VALUE

INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT

CUSIP 910304 10 4

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK NO PAR VALUE PER SHARE OF

UNITED FINANCIAL BANCORP, INC.

CERTIFICATE OF STOCK

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IN WITNESS WHEREOF, United Financial Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

UNITED FINANCIAL BANCORP, INC. 2010 CONNECTICUT

PRESIDENT AND CHIEF EXECUTIVE OFFICER

TREASURER AND CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: APRIL 24, 2014 UNITED FINANCIAL BANCORP, INC. WO- 8424 FACE
SALES: HOLLY GRONER 931-490-7660	OPERATOR: MR
	NEW

Colors Selected for Printing: Intaglio prints in SC-19 Light Brown. Logo Prints in PMS 561 Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee shares Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. DATED of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – as tenants in common – as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common UNIF GIFTS MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. NOTICE: pLEASE INITIAL THE AppROpRIATE SELECTION fOR THIS pROOf: OK AS IS OK wITH CHANGES MAKE CHANGES ANd SENd ANOTHER pROOf United Financial Bancorp, Inc. PROOF OF: APRIL 25, 2014 UNITEd fINANCIAL BANCORp, INC. wO 8424 BK OPERATOR: MR REV.1 The shares represented by this certificate are subject to a limitation contained in the Corporation’s Certificate of Incorporation, as amended, to the effect that for a period of five (5) years from the date the Corporation becomes the owner of 100% of the capital stock of United Bank no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of ten percent (10%) or more of any class of any equity security of the Corporation without the prior approval of two-thirds (2/3) of the Board of Directors and the prior written approval of the Connecticut Banking Commissioner. In the event shares are acquired in violation of the above limitation, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered “excess shares” and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote. Notwithstanding anything contained in the Certificate of Incorporation or Bylaws of the Corporation to the contrary, the provision requiring prior approval of two-thirds (2/3) of the Board of Directors in the event of the acquisition of the beneficial ownership of ten percent (10%) or more of any class of any equity security of the Corporation is perpetual, and not limited to the five (5) year period. The Board of Directors of the Corporation, without further shareholder action, is authorized by resolution(s), from time to time adopted, to provide for the issuance of up to 2,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and relative participating, optional and other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof. The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of at least two-thirds (2/3) of the Corporation’s directors then in office and the affirmative vote of two-thirds (2/3) of the voting stock of the Corporation is required to approve certain business combinations and other transactions. The affirmative vote of not less than eighty percent (80%) of the voting stock of the Corporation is required to amend certain sections of the Certificate of Incorporation of the Corporation. ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 HOLLY GRONER 931-490-7660